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             FOAMEX L.P. AND FOAMEX CAPITAL CORPORATION, as Issuers

                 FOAMEX INTERNATIONAL INC., as Parent Guarantor

                   GENERAL FELT INDUSTRIES, INC., as Guarantor

                                       AND

                               FLEET NATIONAL BANK
                                   as Trustee





                          SIXTH SUPPLEMENTAL INDENTURE
                            Dated as of May 28, 1997



                                  $150,000,000
                              11-1/4% Senior Notes
                                    due 2002



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                          SIXTH SUPPLEMENTAL INDENTURE



         THIS SIXTH SUPPLEMENTAL INDENTURE (the "Sixth Supplemental Indenture"), dated as of May 28, 1997, by and among Foamex L.P., a Delaware limited partnership ("Foamex"), Foamex Capital Corporation, a Delaware corporation wholly-owned by Foamex ("FCC"; Foamex and FCC collectively referred to as the "Issuers"), Foamex International Inc., a Delaware corporation ("FII"), as Parent Guarantor, General Felt Industries, Inc., a Delaware corporation wholly-owned by Foamex ("GFI"), as Guarantor, and Fleet National Bank (formerly known as The Connecticut National Bank), as trustee (the "Trustee").

         WHEREAS, Foamex, FCC and the Trustee executed an indenture, dated as of October 13, 1992 (the "Original Indenture"), relating to the Issuers' 11-1/4 % Senior Notes due 2002 (the "Securities"); and

         WHEREAS, Foamex, FCC, GFI, and the Trustee amended the Original Indenture by entering into a First Supplemental Indenture dated as of March 23, 1993 in order to add GFI as a Guarantor in accordance with Section 4.07 and
Section 9.01(2) of the Original Indenture; and

         WHEREAS, Foamex, FCC, GFI, Perfect Fit Industries, Inc., a Delaware corporation ("PFI") and the Trustee further amended the Original Indenture, as supplemented by the First Supplemental Indenture, by entering into a Second Supplemental Indenture, dated as of November 18, 1993 in order to add PFI as a Guarantor in accordance with Section 4.07 and Section 9.01(2) of the Original Indenture; and

         WHEREAS, Foamex, FCC, FII, GFI, PFI and the Trustee further amended the Original Indenture, as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture by entering into a Third Supplemental Indenture, dated as of December 14, 1993 in order to add FII as a Parent Guarantor in accordance with Section 9.01(4) and Section 11.02 of the Original Indenture; and

         WHEREAS, Foamex, FCC, FII, GFI, PFI and the Trustee further amended the Original Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture by entering into a Fourth Supplemental Indenture, dated as of October 31, 1994 in order to grant liens on certain real property of Foamex and GFI in favor of the Trustee in accordance with Section 9.01(4) of the Original Indenture; and

         WHEREAS, Foamex, FCC, FII, GFI, PFI and the Trustee further amended the Original Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, by entering into a Fifth Supplemental Indenture (the Original Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, the "Indenture"), dated as of August 1, 1996 to unconditionally release and discharge PFI from all its obligations as a Guarantor under the Indenture, in accordance with Section
11.03 of the Indenture; and

         WHEREAS, Article 9.02 of the Indenture provides that Foamex, FCC, any Guarantor and the Trustee may execute and deliver one or more supplemental indentures, with the consent of the Holders (as defined in the Indenture) of at least a majority in principal amount of the outstanding Securities to, among other things, change or eliminate certain provisions of the Indenture; and

         WHEREAS,  Foamex,  FCC,  FII,  GFI and the Trustee  desire to amend the
Indenture  for  the  purpose  of  changing  and  eliminating   certain  of  such
provisions; and

         WHEREAS, the Issuers have received consents to such modifications from the Holders of at least a majority in principal amount of the outstanding Securities; and

         WHEREAS, all conditions precedent provided for in the Indenture relating to this Sixth Supplemental Indenture have been complied with;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Foamex and FCC, jointly and severally, FII, as Parent Guarantor, GFI, as Guarantor, and the Trustee for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities agree as follows:

                                   ARTICLE I.

                            EFFECTIVENESS AND EFFECT

         Section 1.1.      Effectiveness and Effect.

         This Sixth Supplemental Indenture shall take effect on the date hereof, provided, however, that the amendments provided for in Article Two hereof shall become operative only upon, and simultaneously with, the date on which the tenders of Notes (as such term is defined in the Offer as defined below) are accepted pursuant to Foamex's Offer to Purchase and Consent Solicitation, dated May 12, 1997 (as the same may have been amended, extended or otherwise modified) (the "Offer"), and such amendments provided for in Article Two hereof shall have no force or effect prior to the operative time specified in this Section. Subject to the foregoing, the provisions set forth in this Sixth Supplemental Indenture shall be deemed to be, and shall be construed as part of, the Indenture. All references to the Indenture in the Indenture or in any other agreement, document or instrument delivered in connection therewith or pursuant thereto shall be deemed to refer to the Indenture as amended by this Sixth Supplemental Indenture. Except as amended hereby, the Indenture shall remain in full force and effect.

                                   ARTICLE II.

                           AMENDMENT OF THE INDENTURE

         Section 2.1.      Deletion of Certain Provisions.

         Each of the following provisions of the Indenture is hereby deleted and eliminated in its entirety, without any redesignation of any other provision of the Indenture:

       ss. 4.03           SEC Reports
       ss. 4.04           Compliance Certificate
       ss. 4.05           Taxes
       ss. 4.06           Stay, Extension and Usury Laws
       ss. 4.07           Limitation on Restricted Payments
       ss. 4.08           Limitation on Dividend and Other Payment Restrictions
                          Affecting Subsidiaries
       ss. 4.09           Limitation on Additional Debt
       ss. 4.11           Limitation on Transactions With Affiliates
       ss. 4.12           Limitation on Liens
       ss. 4.13           Partnership and Corporate Existence
       ss. 4.14           Liquidation
       ss. 4.16           Amendments to Agreements


         All references in the Indenture, as amended by this Section 2.1, to any of the provisions deleted and eliminated as provided above shall also be deemed deleted and eliminated.

         Section 2.2.  Amendment of Section 4.10.

         Section 4.10 of the Indenture is hereby amended and restated to read in its entirety as follows:

         "Section 4.10.  Sale of Assets.

                           (a)  Intentionally Omitted.

                           (b)  The Issuers shall apply 100% of the Net
                      Proceeds from an Asset Sale to the prepayment of
                      Obligations
                           outstanding in respect of or under the Credit Agreement (unless the holders thereof elect not to receive such prepayment) and an offer to redeem a principal amount of the then outstanding Securities at 101% of the principal amount of such Securities. Such offer with respect to the Securities shall be equal to the Net Proceeds from such Asset Sale multiplied by a fraction, the numerator of which is the principal amount of the Securities then outstanding (determined as of the close of business on the day immediately preceding the closing date of the Asset Sale) and the denominator of which is the principal amount of the Securities then outstanding plus the aggregate principal amount of funded and unfunded commitments under the Credit Agreement (determined as of the close of business on the day immediately preceding the closing date of the Asset
         Sale), provided, that if the amount to be applied to Obligations outstanding in respect of or under the Credit Agreement pursuant to the foregoing exceeds such outstanding Obligations, the excess amount of the Net Proceeds shall be applied to the offer with respect to the Securities. After the Issuers make a repayment or redemption offer pursuant to Section 3.09, any remaining funds may be used in any manner not prohibited by the terms of this Indenture.

                           (c) An offer to redeem the Securities pursuant to this Section 4.10 shall be made pursuant to the provisions of Section
         3.09 hereof. Simultaneously with the notification of such offer of redemption to the Trustee as required by Sections 3.01, 3.03 and 3.09 hereof, the Issuers shall provide the Trustee with an Officer's Certificate setting forth the information required to be included therein by Section 3.01 hereof and, in addition, setting forth the calculations used in determining the amount of Net Proceeds to be applied to the redemption of Securities.

                           (d)  Notwithstanding  any  provision  of this Section
         4.10 to the contrary, the Issuers shall have no obligation to make an offer to redeem the Securities if and to the extent that the Issuers have a bona fide intent to reinvest the Net Proceeds from the Asset Sale in another asset or business in the same or similar line of business as Foamex and its subsidiaries and a definitive agreement to reinvest the Net Proceeds thereof is executed within 180 days after the receipt thereof; provided, however, that, in the event the Net Proceeds resulting from any Asset Sale, after giving effect to the reinvestment, if any, pursuant to this Section 4.10(d), are less than $5,000,000, the application of such Net Proceeds to a redemption offer pursuant to
         Section 4.10(b) may be deferred until such time as such Net Proceeds, plus the aggregate amount of Net Proceeds resulting from any prior or subsequent Asset Sale or Asset Sales not otherwise reinvested as provided in this Section 4.10(d) or applied to a repayment or redemption offer pursuant to Section 4.10(b), are at least equal to

         $5,000,000, at which time Foamex shall apply all such Net Proceeds to a redemption offer pursuant to Section 4.10(b)."

         Section 2.3.  Amendment of Section 5.01.

         Section 5.01 of the Indenture is hereby amended and restated to read in its entirety as follows:

         "Section 5.01.  When Foamex or FCC May Merge, etc.

                           Neither Foamex nor FCC will consolidate or merge with or into (whether or not Foamex or FCC, as the case may be, is the surviving person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, person or entity unless the person formed by or surviving any such consolidation or merger (if other than Foamex or FCC, as the case may be) or the person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Issuers, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Securities and this Indenture.

                           The Issuers shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel, stating that the proposed transaction and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel."

         Section 2.4.  Amendment of Section 6.01.

         Section 6.01 of the Indenture is hereby amended and restated to read in its entirety as follows:

         "Section 6.01.  Events of Default.

         An "Event of Default" occurs if:

                  (1) the Issuers default in the payment of interest on any Security when the same becomes due and payable and the Default continues for a period of 30 days;

                  (2) the Issuers default in the payment of the principal of any Security when the same becomes due and payable at maturity, upon redemption, in connection with a Change of Control or otherwise;

                  (3)      Intentionally omitted;

                  (4)      Intentionally omitted;

                  (5)      Intentionally omitted;

                  (6) Foamex, FCC or any of their respective subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                           (a)          commences a voluntary case,

                           (b) consents to the entry of an order for relief against it in an involuntary case,

                           (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                           (d) makes a general assignment for the benefit of its creditors,

                           (e) admits in writing its inability to pay debts as the same become due; or

                  (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (a) is for relief against Foamex, FCC or any of their respective subsidiaries in an involuntary case,

                           (b) appoints a Custodian of Foamex, FCC or any of their respective subsidiaries or for all or substantially all of their property,

                           (c) orders the liquidation of Foamex, FCC or any of their respective subsidiaries, and the order or decree remains unstayed and in effect for 60 days.

                           The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law."

         Section 2.5.  Amendment of Section 8.01.

         Section 8.01 of the Indenture is hereby amended and restated to read in its entirety as follows:

         "Section 8.01.  Termination of Issuers' Obligations.

                           This Indenture and the Mortgages shall cease to be of further effect (except that the Issuers' obligations under Section 7.07 and 8.04 and the Issuers', Trustee's and

                           Paying Agent's obligations under Section 8.03 shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen
         Securities which have been replaced or paid) to the Trustee for cancellation and the Issuers have paid all sums payable by the Issuers hereunder. In addition, the Issuers may terminate all of their obligations and the obligations of any Guarantor under this Indenture and the Mortgages if the Issuers deposit in trust with the Trustee or at the option of the Trustee, with a trustee reasonably satisfactory to the Trustee and the Issuers under the terms of a trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations sufficient to pay principal and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by them hereunder, provided that (i) the trustee of the trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and
         (ii) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Securities.

                           Then, this Indenture shall cease to be of further effect (except as provided in this paragraph), and all Collateral with respect to the Securities (other than amounts on deposit in the trust pursuant to the immediately preceding paragraph) shall be released. In addition, the Trustee, on demand of the Issuers, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture and the Mortgages. However, the Issuers' obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 4.06, 7.07, 7.08, 8.03 and
         8.04, the Guarantors' obligations in Section 11.01 and the Trustee's and Paying Agent's obligations in Section 8.03 shall survive until the Securities are no longer outstanding. Thereafter, only the Issuers' obligations in Section 7.07 and 8.04 and the Issuers', Trustee's and Paying Agent's obligations in Section 8.03 shall survive.

                           After such deposit made pursuant to this Section 8.01, the Trustee shall release all Collateral for the Securities, other than such deposit, and shall acknowledge in writing the discharge of the Issuers' and Guarantors' obligations under this Indenture except for those surviving obligations specified above and the release of such Collateral.

                           In order to have money available on a payment date to pay principal or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as will provide the necessary money. U.S.

     Government Obligations shall not be callable at the issuers' option."

         Section 2.6.  Amendment of Article 13.

         Article 13 of the Indenture is hereby amended and restated to read in its entirety as follows:

                                  "ARTICLE 13.

                             COLLATERAL AND SECURITY

         Section 13.01.  Mortgages.

                           The due and  punctual  payment of the  principal  of,
         premium, if any, and interest on the Securities when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Securities and performance of all other Obligations of the Issuers and any Guarantor to the Securityholders or the Trustee under this Indenture and the Securities, according to the terms hereunder or thereunder, shall be secured as provided in this Indenture and in the Mortgages. The Trustee is authorized and directed to enter into each of the Mortgages and to perform its respective obligations and exercise its respective rights and obligations (including, without limitation, the provisions providing for foreclosure and release of Collateral) hereunder and thereunder in accordance herewith and therewith. Foamex and GFI will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Mortgages, to assure and confirm to the Trustee the Liens in the Collateral contemplated hereby and by the Mortgages, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured thereby, according to the intent and purposes herein expressed. Foamex and GFI shall take, upon the request of the Trustee, any and all actions reasonably required to cause the Mortgages to create and maintain, as security for the Obligations of Foamex and GFI under this Indenture and the Securities, valid, enforceable and perfected Liens in and on the Collateral, in favor of the Trustee, subject, however, to the provisions of Sections 13.03 and 13.07 hereof.

         Section 13.02.  Recording and Opinions

                           (a) The Issuers shall furnish to the Trustee promptly after the execution and delivery of the Sixth Supplemental Indenture an Opinion of Counsel either (i)
                           stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, the Mortgages or other instruments necessary to make effective the Liens intended to be created by the Mortgages, and reciting the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Liens effective.

                           (b) The Issuers shall furnish to the Trustee within three (3) months after each anniversary of the date of the Sixth Supplemental Indenture, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, mortgages or other instruments of further assurance as is necessary to maintain the Liens of the Mortgages and reciting the details of such action or (ii) in the opinion of such Counsel, no such action is necessary to maintain such Liens.

         Section 13.03.  Release of Collateral

                           (a)  Subject  to  subsections  (b)  and  (c) of  this
         Section 13.03, Collateral may be released from the Liens created by the Mortgages at any time or from time to time at the sole cost and expense of the Issuers (and without providing any replacement Collateral) (i) upon payment in full of the Securities in accordance with the terms thereof and of this Indenture and all other Obligations of Foamex and GFI then due and owing under this Indenture, the Securities and the Mortgages; (ii) upon the sale or other disposition of such Collateral constituting an Asset Sale if such sale or other disposition is not prohibited under this Indenture and if the Net Proceeds of such sale or other disposition are applied in accordance with this Indenture; (iii) upon the sale or other disposition of such Collateral not constituting an Asset Sale by virtue of clause (iii) of the definition of Asset Sales contained in Section 1.01 of this Indenture; (iv) upon the sale of the stock or assets of GFI provided that the Trustee shall not release any Lien on any Collateral pursuant to such clause unless and until it shall have received from Foamex an Officers' Certificate certifying that all conditions precedent hereunder have been met and such other documents required by Section 13.04 hereof; (v) upon the termination of any leasehold interest of Foamex or GFI as lessee if such leasehold interest is not extended or renewed; (vi) as provided in
         Section 8.01; and (vii) as provided in Section 13.07. Upon compliance with the above provisions, the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Mortgages.

                           (b) At any time when an Event of Default shall have occurred and be continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Issuers, no release of Collateral pursuant hereto shall be effective as against the Securityholders.

                           (c) The release of any Collateral from the liens of the Mortgages will not be deemed to impair the security under this Indenture in contravention of the provisions hereof and of the Mortgages if and to the extent the Collateral is released pursuant to this Indenture and the Mortgages.

                           (d) Notwithstanding anything to the contrary contained in this Indenture or the Mortgages, in addition to any other Liens, any of the Issuers or any Guarantor may grant additional Liens on the Collateral in favor of any third person, as provided in Section
         13.07 and upon the granting of any such Lien, the Trustee is authorized
         (i) to amend the Mortgages to reflect the grant of such Liens and (ii) to enter into an intercreditor agreement, as set forth in Section 13.07(c).

         Section 13.04.  Certificates of the Issuers

                           The Issuers will furnish to the Trustee prior to each proposed release of Collateral pursuant to this Indenture and the Mortgages all documents required by Section 314(d) of the TIA. The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the General Partner, on behalf of Foamex (or Foamex, if Foamex is a corporation) or FCC, as the case may be, except in cases where TIA Section 1314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert within the meaning of Section 314(d) of the TIA.

         Section 13.05. Authorization of Actions to be Taken by the Trustee Under the Mortgages

                           The Trustee may, in its sole discretion and without the consent of the Securityholders, on behalf of the Securityholders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Mortgages and (b) collect and receive any and all amounts payable in respect of the Obligations of the Issuers and the Guarantors hereunder. The Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Mortgages, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Securityholders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Liens of the Mortgages).

         Section 13.06. Authorization of Receipt of Funds by the Trustee Under the Mortgages

                           The Trustee is authorized to receive any funds for the benefit of the Securityholders distributed under the Mortgages, and to make further distributions of such funds to the Securityholders according to the provisions of this Indenture and the Mortgages.

         Section 13.07. Authorization of Additional Liens and Actions to be Taken in Connection Therewith

                           (a) The Issuers or any Guarantor or any subsidiary thereof may grant additional Liens on the Collateral to secure indebtedness permitted pursuant to the terms of this Indenture so long as the Securityholders retain the right to receive payment upon a disposition of the Collateral prior to the holders of any such other Liens.

                           (b) Upon the request of the Issuers or any Guarantor, and subject to Section 13.07(a), the Trustee shall transfer its rights under any of the Mortgages to the holder of any Lien permitted pursuant to the terms of Sections 13.03(d) and/or 13.07(a), and shall amend the Mortgages to reflect the granting of such a Lien, the transfer of such Collateral and/or rights and the terms of any intercreditor agreement entered into pursuant to Section 13.07(c).

                           (c) Upon the request of the Issuers or any Guarantor, and subject to Section 13.07(a), the Trustee shall enter into an intercreditor agreement providing for, among other things, (i) the appointment of an agent as the collateral agent for any Collateral which is subject to a Lien in favor of the Trustee and in favor of any third party and (ii) the right of such collateral agent (A) to take such action which the collateral agent, at the direction of the holders of a majority of the outstanding principal amount of Indebtedness secured by such Collateral, deems necessary or desirable to preserve or protect the Collateral or to enhance the likelihood or maximize the amount of repayment of the Indebtedness secured thereby, including delaying any proceedings with respect to the realization on such Collateral, and (B) to manage, supervise and otherwise deal with the Collateral. Any such intercreditor agreement shall deemed to be a "Mortgage" for purposes of this Indenture, and in the event of a conflict between any such intercreditor agreement and any other Mortgage, the terms of such intercreditor agreement shall govern.

                           (d) The Trustee shall, in the absence of negligence or bad faith on its part, be entitled to rely on Officers' Certificates and Opinions of Counsel with respect to the Issuers' and the Guarantors' compliance with the provisions of Section 13.07 hereof."

                                  ARTICLE III.
                                  MISCELLANEOUS

                  Section 3.1.      Counterparts.

                  This Sixth Supplemental Indenture may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  Section 3.2.      Severability.

                  In the event that any provision in this Sixth Supplemental Indenture shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 3.3.      Headings.

                  The article and section headings herein are for convenience only and shall not effect the construction hereof.

                  Section 3.4.      Successors and Assigns.

                  Any covenants and agreements in this Sixth Supplemental Indenture by Foamex, FCC, FII, GFI and the Trustee shall bind their successors and assigns, whether so expressed or not.

                  Section 3.5.      GOVERNING LAW.

                  THIS SIXTH SUPPLEMENTAL INDENTURE, SHALL BE DEEMED TO BE A CONTRACT UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE.

                  Section 3.6.      Effect of Sixth Supplemental Indenture.

                  Except as amended by this Sixth Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

                  Section 3.7.      Trustee.

                  The Trustee accepts the modifications of the Trust effected by this Sixth Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of Foamex, FCC, FII and GFI and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Sixth Supplemental Indenture, and the Trustee makes no representation with respect thereto.

                  Section 3.8.      Definitions.

                  Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Indenture.



[The remaining portion of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be executed by their duly authorized representative as of the date hereof.



ATTEST:                                          FOAMEX CAPITAL CORPORATION

/s/ Tambra King                                  By: /s/ Philip N. Smith, Jr.
                                                    Name: Philip N. Smith, Jr.
                                                    Title: Vice President



ATTEST:                                          FOAMEX L.P.

/s/ Tambra King                                  By:  FMXI, INC.
                                                    its Managing General Partner

                                                 By: /s/ Philip N. Smith, Jr.
                                                    Name: Philip N. Smith, Jr.
                                                    Title: Vice President

ATTEST:                                          FOAMEX INTERNATIONAL INC.

/s/ Tambra King                                  By: /s/ Philip N. Smith, Jr.
                                                    Name: Philip N. Smith, Jr.
                                                    Title: Vice President

ATTEST:                                          FLEET NATIONAL BANK
                                                 as Trustee
/s/ Susan C. Merker
                                                 By: /s/ Elizabeth C. Hammer
                                                    Name: Elizabeth C. Hammer
                                                    Title: Vice President

ATTEST:                                          GENERAL FELT INDUSTRIES, INC.

/s/ Tambra King
                                                 By: /s/ Robert H. Nelson
                                                    Name: Robert H. Nelson
                                                    Title: Vice President

STATE OF NEW YORK

COUNTY OF NEW YORK


                  BEFORE ME, the undersigned, a Notary Public in and for said State and County, on this day personally appeared Philip N. Smith, Jr., the Vice President of FOAMEX CAPITAL CORPORATION, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said Foamex Capital Corporation, and that he executed the same as the act of such corporation with the authority of the board of directors for the purposes and consideration therein expressed and in the capacity therein stated.


                                         /s/ Eleanor McKenna
                                         Notary Public, State of New York
                                         Printed Name: Eleanor McKenna


My Commission Expires:

October 9, 1998



STATE OF NEW YORK

COUNTY OF NEW YORK


                  BEFORE ME, the undersigned, a Notary Public in and for said State and County, on this day personally appeared Philip N. Smith, Jr. the Vice President of FMXI, INC., the Managing General Partner of Foamex L.P., a Delaware limited partnership, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said FMXI, Inc., and that he executed the same as the act of such corporation with the authority of the board of directors for the purposes and consideration therein expressed and in the capacity therein stated.

                                          /s/ Eleanor McKenna
                                          -------------------------------
                                          Notary Public, State of New York
                                          Printed Name: Eleanor McKenna


My Commission Expires:

October 9, 1998
---------------------

STATE OF NEW YORK

COUNTY OF NEW YORK


                  BEFORE ME, the undersigned, a Notary Public in and for said State and County, on this day personally appeared Philip N. Smith, Jr., the Vice President of FOAMEX INTERNATIONAL INC., known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said Foamex International Inc., and that he executed the same as the act of such corporation with the authority of the board of directors for the purposes and consideration therein expressed and in the capacity therein stated.

                                            /s/ Eleanor McKenna
                                            -------------------------------
                                            Notary Public, State of New York
                                            Printed Name: Eleanor McKenna

My Commission Expires:

October 9, 1997
---------------------


STATE OF NEW YORK
COUNTY OF NEW YORK


                  BEFORE ME, the undersigned, a Notary Public in and for said State and County, on this day personally appeared Elizabeth C. Hammer,
Vice President of FLEET NATIONAL BANK (formerly known as The Connecticut National Bank), known to me to be the person and officer whose name is
subscribed to  the foregoing instrument,   and acknowledged  to me that  the
same was the act of the said bank and that he executed the same as the act of such bank for the purposes and consideration therein expressed and in the capacity therein stated.



                                            /s/ Karen R. Felt
                                            Notary Public, State of Connecticut
                                            Printed Name: Karen R. Felt



My Commission Expires:

February 28, 1999

STATE OF NEW YORK

COUNTY OF NEW YORK


                  BEFORE ME, the undersigned, a Notary Public in and for said State and County, on this day personally appeared Robert H. Nelson the Vice President of GENERAL FELT INDUSTRIES, INC., known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said General Felt Industries, Inc., and that he executed the same as the act of such corporation with the authority of the board of directors for the purposes and consideration therein expressed and in the capacity therein stated.


                                              /s/ Eleanor McKenna
                                              Notary Public, State of New York
                                              Printed Name: Eleanor McKenna

My Commission Expires:

October 9, 1998